
<ARTICLE> OPUR3
<LEGEND>
Exhibit 27 to Edison International Form U-3A-2 for 12/31/96
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                          24,558,614,000
<TOTAL-OPERATING-REVENUES>               8,544,484,000
<NET-INCOME>                               716,748,000

